Development Capital Group, Inc
End
LandTrop Express, Inc

101 Plaza Real South Boca Raton, Fl  33432
3320 Auburn blvd.  Sacramento, CA 95821

AGREEMENT

This agreement, entered into this 1day of March 2011 between Development Capital Group Inc, hereinafter designated as “Carrier” and LENDTROP EXPRESS, Inc hereinafter designated as “Owner Operator”

WHEREAS, Owner Operator is engaged in the transportation of general freights of all kinds (FAK) by motor vehicle as a contract Carrier and desires to transport goods for Carrier; and
WHEREAS, to facilitate such transportation and for the convenience in handling such transaction, the parties have agreed to the terms and conditions under which transportation shall be made, as hereinafter set forth.
NOW THEREFORE, in consideration of the premises and the mutual promises and conditions herein contained it is hereby agreed as follows:

(1) GENERAL PROVISIONS:

(a)
Owner Operator, in its operations hereunder, shall secure all permits, licenses and approvals necessary for the accomplishment of the work to be done hereunder and shall comply fully with all applicable laws, rules, orders and regulation of all governments and agencies thereof, whether federal, state or local, and shall furnish Carrier with satisfactory evidence thereof whenever requested to do so. Among other things, Owner Operator shall provide to Federal Motor Carrier Safety Administration certificate showing Owner Operator holds contract authority from such commission covering the commodities and transportation routes to which this agreement relates, and Owner Operator shall give immediate notice to Carrier of any cancellation or modification of such authority. When transporting hazardous wastes, substances to or materials pursuant this agreement, Owner Operator shall comply with all applicable federal, state and local hazardous wastes, substances or materials laws and regulations and shall furnish Carrier with satisfactory evidence thereof whenever requested to do so.

(b)	The Owner Operator hereby agrees to deliver for the Carrier all necessary commodities and cargo.

(c)
All such cargo shall be transported hereunder in accordance with this agreement and the provisions of Carrier’s tariff’s or service contracts applicable to such cargo. Cargo shall include any containers in which goods are packed when received by Owner Operator hereunder.

(d)	This agreement shall not be modified or altered unless in writing, signed by both parties to this agreement.

(e)
This contract shall terminate all previous contracts between the parties hereto relating to the transportation Freight all kinds (FAK) and shall remain in full force and effect for one (1) year from date hereof and from year to year thereafter, subject to the right of termination by either party at any time on thirty (30) days notice in writing to the other party, and, in the event of such termination at any time other than the end of (1) or more years from date hereof, the minimum provided in paragraph 1 (b) shall be reduced by the proportion the unexpired portion of the years bears to one (1) year.

(f)
It is to be clearly understood and it is the intention of the parties hereto that Owner Operator shall employ all persons operating trucks hereunder, that such persons shall be and remain the employees of the Owner Operator, that the Owner Operator shall be an independent contractor of the Carrier and that nothing herein contained shall be construed to be inconsistent with that relation or status.

(g)
It is further to be clearly understood that where the Owner Operator engages any subcontractor for any portion of the work hereunder, such engagement will not alter the relationship of the Owner Operator to the Carrier as an independent contractor and shall not establish any relationship or obligation between Carrier and any subcontractor. Owner Operator will continue to be solely responsible for compliance with or performance for any subcontractors actually doing such work and will otherwise defend, indemnify and save harmless the Carrier, its agents and servants from any such claims, liabilities, penalties and fines (whether criminal or civil), judgments outlays and expenses (including attorney’s fees).

(h)
Owner Operator shall defend, indemnify and save harmless the Carrier, its agents and servants from any and all liabilities, penalties and fines (whether criminal or civil), judgments, outlays and expenses (including attorney’s fees) resulting from Owner Operator’s failure or the failure of Owner Operator’s agents, employees, subcontractors or representatives to comply with any applicable laws and regulations, whether federal, state or local, or property arising out of the performance of this agreement caused by the acts, failure to act or negligence of Owner Operator, subcontractors, its agent, employees, or representatives.

(i)
Owner Operator will assume all liability for and will otherwise defend, indemnify and save harmless the Carrier, its agents or servants from any and all liabilities, penalties and fines (whether criminal or civil). Judgments, outlays and expenses (including attorney’s fees) resulting from any release or discharge of hazardous wastes, substances or materials that occurs during transportation and Owner Operator will assume all responsibility and liability for cleanup of any release or discharge of hazardous wastes, substances or materials that occurs during transportation and will otherwise defend indemnify and save harmless the Shipper, its agents and servants from any and all liabilities, penalties and fines (whether criminal or civil), judgments, outlays and expenses (including attorney fees) resulting from the cleanup of any such release or discharge.

(j)
Owner Operator will defend, indemnify and save harmless the Carrier, its agents and servants from any and all liabilities, penalties and fines (whether criminal or civil in nature), judgments, outlays and expenses (including attorney’s fees) resulting from the Owner Operator’s failure or the failure of Carrier’s agents, employees, subcontractors or representatives to perform any of the terms, conditions, promises or covenants contained in this contract.

(k)
Carrier shall have full responsibility for all payments, benefits, and rights of whatsoever nature to or on behalf of any of its employees and to ensure that its subcontractor shall have the same responsibility.

(l)	It is further agreed by the parties hereto that Owner Operator is not to display the name of Carrier upon or about any of the Owner Operator’s vehicles, without Carrier’s written consent.

(m)
Any limitation on or exemption from liability in any tariff, receipt, bill of lading, or other document issued by or on behalf of Owner Operator shall have no legal effect and shall not otherwise apply with respect to shipments tendered by or on behalf of Carrier unless specifically agreed in writing by the Owner Operator. Any limitations on or exemptions from liability contained in a Owner Operator’s tariff, receipt, bill of lading, or other document issued in conjunction with a specific shipment moving under this Contract shall have no legal effect and shall not otherwise be applicable to such shipments.

2. RECEIPTS OF GOODS:

(a)
Owner Operator agrees, upon receipt from Carrier of such quantities of Carrier’s goods as may be tendered from time to time under this agreement by Carrier or by a third party on behalf of Carrier to give Carrier a written receipt thereof, which shall be prima facie evidence of receipt of such goods in good order and condition unless otherwise noted upon the face of such receipt; and, in the case of transportation of hazardous wastes, substances or materials such written receipt shall be prima facie evidence of receipt of such wastes, substances or materials in a condition and manner which complies with all applicable laws and regulations, whether federal, state or local. In the event that Owner Operator elects to use a tariff, bill of lading, manifest or other form of freight receipt or contract, any terms, conditions and provisions of such bill of lading, manifest or other form shall be subject and subordinate to the terms, conditions and provisions of this Agreement, and in the event of a conflict between the terms, conditions and provisions of such tariff, bill of lading, manifest or other form and this Agreement, the terms, conditions and provisions of this Agreement shall govern.

(b)
Owner Operator agrees to take signed receipts upon forms satisfactory to Carrier from all persons to whom deliveries shall be made, which receipts shall be retained by Owner Operator for at least two (2) years and shall be available for inspection and use of Shipper.  As independent contractor Owner Operator can offer for Carrier some cargo or provide connections with substitute broker or any person who has a right to sell cargo (even privet sellers or small companies). Also Owner Operator can help Carrier to find the other Operators for delivery cargo. In this case Carrier must to pay commission for company as % from gross price.

3. CARE AND CUSTODY OF MERCHANDISE:

(a)
Owner Operator hereby assume the liability of an insurer of the prompt and safe transportation of all goods entrusted to its care, and shall be responsible to Carrier for all loss or damage of whatever kind and nature and howsoever, caused to any and all goods entrusted to Owner Operator hereunder occurring, while same remains in the care, custody or control of Owner Operator or to any other persons to whom the Owner Operator may have entrusted said goods and before said goods are delivered as herein provided or returned to Carrier.

(b)
 On all occasions, refrigerated containers must be transported with an attached generator set (nose mounted or under-slung) unless specifically advised by Carrier in writing that a generator set is not required. It is the Owner Operator’s responsibility to ensure a generator set is attached and running properly at the assigned temperature at the time of interchange.

4. INSURANCE:

(a)
Owner Operator agrees to be a motor Carrier member in good standing in the Uniform Intermodal Interchange Agreement (UIIA). Owner Operator further agrees to comply with the insurance requirements of the Federal Motor Carrier Safety Administration and the states through which the Owner Operator operates.

(b)
The Owner Operator agrees to carry cargo, personal injury, death, equipment and general insurance and will promptly reimburse Carrier for the value of any goods (including containers) lost or destroyed during the period of Owner Operator’s responsibility under clause (3) (a).

(c)
The Owner Operator agrees to provide the UIIA with appropriate certification and a copy of each policy of insurance and renewals thereof or other satisfactory evidence that Owner Operator has obtained insurance in compliance with the requirements and terms of this agreement.

(d)
The Owner Operator will arrange with its broker and/or insurance Carrier(s) that notice of coverage and limits will be sent directly to the UIIA, as well and cancellation notices and amendments to coverage(s).

5. ASSIGNMENTS:
This contract cannot be assigned by Owner Operator without the written consent of Carrier.

6. COMPENSATION, COMMODITIES, TERRITORY:

(a)
Acceptable rates and charges, rules and regulations, the commodities to be transported, and the points from and to which they shall be transported, are to be furnished the Carrier, the Federal Motor Carrier Safety Administration and other regulatory bodies as may be required, as set forth in the rate schedule attached hereto and made a part hereof. Carrier agrees to pay Owner Operator as full compensation for services to be performed by Carrier under said rules and regulations the rates and charges set forth in the rate schedule, within sixty (60) days of invoice date.

(b)	This agreement is to become effective upon signature by Carrier and Owner Operator.

7. CONFIDENTIALITY:

Owner Operator shall treat as confidential, and not to disclose to third parties, the terms of this agreement or any information concerning the Carrier’s business including information regarding suppliers, products and customers without in each instance obtaining Carrier’s written consent in advance.

8. NOTICES:

All notices given pursuant to this agreement shall be given in writing by certified or registered mail, return receipt requested, and addressed as directed by the parties from time to time.

Owner Operator: LANDTROP EXPRESS, INC
3320 AUBURN BLVD. #202
SACRAMENTO, CA 95821
EIN # 38-3728650
MC# 499272
USDOT# 01281951

CARRIER: Development Capital Group Inc.
101 Plaza Real South Boca Raton,
Florida 33432 Tel.
EIN # 27-3746561

9. APPLICABLE LAW:

To the extent state law applies, this agreement shall be governed by and interpreted in accordance with the laws of the state of FLORIDA and CALIFORNIA.

OWNER OPERATOR	CARRIER

LANDTROP EXPRESS, INC.	Development Capital Group, Inc.

/s/ Nadiya Svityashchuk	/s/ Andriy Korobkin
Nadiya Svityashchuk	Andriy Korobkin
Date: 03.1.2011	Date: 03.1.2011

Peak Rates Rates

Fuel Price	Fuel Price	Rate per Mile	Fuel Price	Fuel Price	Rate per Mile

$ 1.250	$ 1.299	$1.26	$ 3.150	$ 3.199	$1.64
$ 1.300	$ 1.349	$1.27	$ 3.200	$ 3.249	$1.65
$ 1.350	$ 1.399	$1.28	$ 3.250	$ 3.299	$1.66
$ 1.400	$ 1.449	$1.29	$ 3.300	$ 3.349	$1.67
$ 1.450	$ 1.499	$1.30	$ 3.350	$ 3.399	$1.68
$ 1.500	$ 1.549	$1.31	$ 3.400	$ 3.449	$1.69
$ 1.550	$ 1.599	$1.32	$ 3.450	$ 3.499	$1.70
$ 1.600	$ 1.649	$1.33	$ 3.500	$ 3.549	$1.71
$ 1.650	$ 1.699	$1.34	$ 3.550	$ 3.599	$1.72
$ 1.700	$ 1.749	$1.35	$ 3.600	$ 3.649	$1.73
$ 1.750	$ 1.799	$1.36	$ 3.650	$ 3.699	$1.74
$ 1.800	$ 1.849	$1.37	$ 3.700	$ 3.749	$1.75
$ 1.850	$ 1.899	$1.38	$ 3.750	$ 3.799	$1.76
$ 1.900	$ 1.949	$1.39	$ 3.800	$ 3.849	$1.77
$ 1.950	$ 1.999	$1.40	$ 3.850	$ 3.899	$1.78
$ 2.000	$ 2.049	$1.41	$ 3.900	$ 3.949	$1.79
$ 2.050	$ 2.099	$1.42	$ 3.950	$ 3.999	$1.80
$ 2.100	$ 2.149	$1.43	$ 4.000	$ 4.049	$1.81
$ 2.150	$ 2.199	$1.44	$ 4.050	$ 4.099	$1.82
$ 2.200	$ 2.249	$1.45	$ 4.100	$ 4.149	$1.83
$ 2.250	$ 2.299	$1.46	$ 4.150	$ 4.199	$1.84
$ 2.300	$ 2.349	$1.47	$ 4.200	$ 4.249	$1.85
$ 2.350	$ 2.399	$1.48	$ 4.250	$ 4.299	$1.86
$ 2.400	$ 2.449	$1.49	$ 4.300	$ 4.349	$1.87
$ 2.450	$ 2.499	$1.50	$ 4.350	$ 4.399	$1.88
$ 2.500	$ 2.549	$1.51	$ 4.400	$ 4.449	$1.89
$ 2.550	$ 2.599	$1.52	$ 4.450	$ 4.499	$1.90
$ 2.600	$ 2.649	$1.53	$ 4.500	$ 4.549	$1.91
$ 2.650	$ 2.699	$1.54	$ 4.550	$ 4.599	$1.92
$ 2.700	$ 2.749	$1.55	$ 4.600	$ 4.649	$1.93
$ 2.750	$ 2.799	$1.56	$ 4.650	$ 4.699	$1.94
$ 2.800	$ 2.849	$1.57	$ 4.700	$ 4.749	$1.95
$ 2.850	$ 2.899	$1.58	$ 4.750	$ 4.799	$1.96
$ 2.900	$ 2.949	$1.59	$ 4.800	$ 4.849	$1.97
$ 2.950	$ 2.999	$1.60	$ 4.850	$ 4.899	$1.98
$ 3.000	$ 3.049	$1.61	$ 4.900	$ 4.949	$1.99
$ 3.050	$ 3.099	$1.62	$ 4.950	$ 4.999	$2.00
$ 3.100	$ 3.149	$1.63	$ 5.000	$ 5.049	$2.01